Exhibit 99.1

Imation Reports First Quarter 2012 Financial Results

OAKDALE, Minn.--(BUSINESS WIRE)--April 24, 2012--Imation Corp. (NYSE:IMN) today released financial results for the quarter ended March 31, 2012.

The Company reported Q1 2012 net revenue of $281.7 million, down 11.0 percent from Q1 2011, an operating loss of $8.9 million including restructuring and other charges of $1.3 million, and a diluted loss per share of $0.33. Excluding restructuring and other charges, Q1 2012 operating loss would have been $7.6 million and diluted loss per share would have been $0.29 (see Tables Five and Six for non-GAAP measures).

Imation President and Chief Executive Officer Mark Lucas commented: “We are midway through our strategic transformation and we continue to execute on the initiatives that we laid out in early 2011 and again during our February investor meeting. These actions are designed to build a platform for long-term growth and improved operating margins and first quarter results were in-line with our expectations.”

“Traditional storage revenues, including optical and magnetic tape media, declined as expected. Optical media decreased 13 percent and magnetic tape 6 percent.”

“While revenue in secure and scalable storage was flat for the quarter, we had several products that showed strong growth. Our Mobile Security products continue to ramp up in revenue growth and gross margins, and our RDX products continue to gain revenue momentum with growth in excess of 40 percent over our first quarter last year. This revenue growth was offset by declines in revenue from commodity flash products, which was affected by unexpected market place price degradation during the quarter. Gross margins for secure and scalable storage rose 6.6 points to 20.1 percent of sales compared with the same period last year.”

“While audio and video information was down during the quarter, much of this stemmed from video product rationalization. We plan to launch several new products which, along with our recently introduced products, are expected to drive new revenue at improved gross margins in this category. Gross margins for AVI rose 4.3 points to 17.5 percent of sales compared with the same period last year.”

“We are making progress in our transformational strategy as shown by our overall gross margin performance of 19.9 percent, up 2.8 points from our first quarter last year. We remain focused on our goal of returning Imation to revenue growth as we exit 2012,” Lucas concluded.

Q1 2012 Results compared with Q1 2011

Net revenue for Q1 2012 was $281.7 million, down 11.0 percent from Q1 2011. From a regional perspective, Americas revenue decreased 12.1 percent, Europe revenue decreased 6.3 percent, and North Asia revenue decreased 8.0 percent. South Asia revenue decreased 20.9 percent primarily due to lower revenue from lower margin commodity products in secure and scalable storage.

Gross margin for Q1 2012 was 19.9 percent. Gross margin was positively impacted by a shift in product mix to higher gross margin products along with improved gross margins in secure and scalable storage and audio and video information. Gross margin for Q1 2011 was 17.1 percent, 17.4 percent excluding inventory write offs of $1.2 million which were part of the Company’s restructuring programs (see Tables Five and Six).

Selling, general and administrative (SG&A) expenses for Q1 2012 were $57.3 million, up $7.1 million compared with Q1 2011 expenses of $50.2 million due primarily to the additional ongoing SG&A expense related to Imation’s acquired businesses and acquisition-related intangible amortization.

Research and development (R&D) expenses for Q1 2012 were $6.4 million, up $1.7 million compared with Q1 2011 expenses of $4.7 million primarily as a result of the Company’s investment to support growth initiatives.

Restructuring and other charges were $1.3 million in Q1 2012 compared with $0.9 million in Q1 2011.

Operating loss was $8.9 million in Q1 2012 compared with an operating loss of $3.4 million in Q1 2011. Excluding the restructuring and other charges described in Tables Five and Six for non-GAAP measures, adjusted operating loss would have been $7.6 million in Q1 2012 compared with adjusted operating income on the same basis of $0.3 million in Q1 2011.

Income tax provision was $1.0 million in Q1 2012 compared with $1.7 million in Q1 2011. The 2012 income tax provision relates to the tax provision outside the United States. The Company maintains a valuation allowance related to its U.S. deferred tax assets and, therefore, no tax provision or benefit was recorded related to its 2012 U.S. results.

Loss per diluted share was $0.33 in Q1 2012 compared with $0.19 in Q1 2011. Excluding the restructuring and other charges described in Tables Five and Six for non-GAAP measures, adjusted loss per diluted share would have been $0.29 in Q1 2012 compared with adjusted loss per diluted share of $0.10 in Q1 2011 (see Tables Five and Six).

Cash and cash equivalents ending balance was $216.2 million as of March 31, 2012, a decrease of $6.9 million during the quarter.

Webcast and Replay Information

A teleconference is scheduled for 9:00 AM Central Time today, April 24, 2012 and will be available on the Internet on a listen-only basis at www.ir.Imation.com or www.streetevents.com. The Company's quarterly financial results will be discussed.

A taped replay of the teleconference will be available beginning at 1:30 PM Central Time on April 24, 2012 until 11:30 PM Central Time on May 1, 2012 by dialing 855-859-2056 (conference ID 64134229). All remarks made during the teleconference will be current at the time of the teleconference and the replay will not be updated to reflect any subsequent developments.

Description of Tables

Table One - Consolidated Statements of Operations

Table Two - Consolidated Balance Sheets

Table Three - Supplemental Segment and Product Information

Table Four - Operations, Cash Flow and Additional Information

Table Five - Non-GAAP Financial Measures

Table Six - Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Non-GAAP financial measurements (adjusted gross margin, adjusted operating income (loss), adjusted earnings (loss) per diluted share) are provided to assist in understanding the impact of certain items on Imation's actual results of operations when compared with prior periods (see Tables Five and Six). Management believes this will assist investors in making an evaluation of Imation's performance against prior periods on a comparable basis by adjusting for these items. Management understands that there are material limitations on the use of Non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures for the purpose of analyzing financial performance. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. This information should not be construed as an alternative to the reported results, which have been determined in accordance with accounting principles generally accepted in the United States of America.

About Imation Corp.

Imation (NYSE: IMN) is a global scalable storage and data security company. The Company's portfolio includes tiered storage and security offerings for business and products designed to manage audio and video information in the home. Imation reaches customers in more than 100 countries through a powerful global distribution network and well recognized brands. Additional information about Imation is available at www.imation.com.

Risk and Uncertainties

Certain information contained in this press release which does not relate to historical information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include our ability to successfully implement our strategy; our ability to grow our business in new products with profitable margins and the rate of revenue decline for certain existing products; the ability of our data security products to withstand cyber-attacks; the ability to quickly develop, source, introduce and deliver differentiating and innovative products; our potential dependence on third parties for new product introductions or technologies in order to introduce our own new products; the ready availability and price of energy and key raw materials or critical components including due to the effects of natural disasters and our ability to pass along raw materials price increases to our customers; continuing uncertainty in global and regional economic conditions; our ability to identify, value, integrate and realize the expected benefits from any acquisition which has occurred or may occur in connection with our strategy; the possibility that our goodwill or any goodwill that we acquire may become impaired; the seasonality and volatility of the markets in which we operate; foreign currency fluctuations; changes in European law or practice related to the imposition or collectability of optical levies; significant changes in discount rates and other assumptions used in the valuation of our pension plans; the possibility that our intangible assets may become impaired; acquisition related contingent consideration, which is recorded at fair value and revalued each period, differs from the obligation recorded during the previous period resulting in income or expense being recorded on the consolidated statements of operations; changes in tax laws, regulations and results of inspections by various tax authorities; our ability to successfully defend our intellectual property rights and the ability or willingness of our suppliers to provide adequate protection against third party intellectual property or product liability claims; the outcome of any pending or future litigation; failure to adequately protect our information systems from cyber-attacks; our ability to meet our revenue growth, gross margin and earnings targets and the volatility of our stock price due to our results or market trends, as well as various factors set forth from time to time in our filings with the Securities and Exchange Commission.

Table One

IMATION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per share amounts)
(Unaudited)

	Three Months Ended
	March 31
	2012	2011
Net revenue	$281.7	$316.5
Cost of goods sold	225.6	262.5
Gross profit	56.1	54.0

Operating expense:
Selling, general and administrative	57.3	50.2
Research and development	6.4	4.7
Goodwill impairment	-	1.6
Restructuring and other	1.3	0.9
Total	65.0	57.4

Operating loss	(8.9)	(3.4)

Other (income) and expense:
Interest income	(0.1)	(0.2)
Interest expense	0.9	0.9
Other, net	1.5	1.4
Total	2.3	2.1

Loss before income taxes	(11.2)	(5.5)

Income tax provision (benefit)	1.0	1.7

Net loss	$(12.2)	$(7.2)

(Loss) earnings per common share - basic:
Basic	$(0.33)	$(0.19)
Diluted	(0.33)	(0.19)

Weighted average shares outstanding
Basic	37.5	38.0
Diluted	37.5	38.0

Table Two

IMATION CORP.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$216.2	$223.1
Accounts receivable, net	197.7	234.9
Inventories	195.9	208.8
Other current assets	52.6	49.7

Total current assets	662.4	716.5

Property, plant and equipment, net	54.8	55.4
Intangible assets, net	314.9	321.7
Goodwill	31.3	31.3
Other assets	27.1	24.4

Total assets	$1,090.5	$1,149.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$164.3	$205.2
Other current liabilities	140.5	151.2

Total current liabilities	304.8	356.4

Other liabilities	68.9	69.2

Total liabilities	373.7	425.6
Commitments and contingencies
Shareholders' equity	716.8	723.7

Total liabilities and shareholders' equity	$1,090.5	$1,149.3

Table Three

IMATION CORP.
SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION
(Dollars in millions)
(Unaudited)

	Three months ended		Three months ended
	March 31,		March 31,
	2012		2011		% Change
	Revenue	% Total	Revenue	% Total
Americas	$125.8	44.7%	$143.1	45.2%	-12.1%
Europe	58.4	20.7%	62.3	19.7%	-6.3%
North Asia	68.3	24.2%	74.2	23.4%	-8.0%
South Asia	29.2	10.4%	36.9	11.7%	-20.9%
Total	$281.7	100.0%	$316.5	100.0%

	Revenue	% Total	Revenue	% Total
Traditional storage
Optical products	$111.0	39.4%	$127.7	40.3%	-13.1%
Magnetic products	77.4	27.5%	82.5	26.0%	-6.2%
Other traditional storage	4.6	1.6%	12.6	4.0%	-63.5%
Total traditional storage	193.0	68.5%	222.8	70.3%	-13.4%
Secure and scalable storage	52.8	18.7%	52.7	16.7%	0.2%
Audio and video information	35.9	12.8%	41.0	13.0%	-12.4%
Total	$281.7	100.0%	$316.5	100.0%

	Operating Income		Operating Income
	(Loss)	OI %	(Loss)	OI %
Americas	$-	0.0%	$2.0	1.4%	-100.0%
Europe	(0.7)	-1.2%	0.9	1.4%	NM
North Asia	1.7	2.5%	3.3	4.4%	-48.5%
South Asia	0.9	3.1%	0.4	1.1%	125.0%
Corp/Unallocated (1)	(10.8)	NM	(10.0)	NM	NM
Total	$(8.9)	-3.2%	$(3.4)	-1.1%

	Gross Margin		Gross Margin

Traditional storage	20.3%		19.2%
Secure and scalable storage	20.1		13.5
Audio and video information	17.5		13.2
	19.9		17.4
Inventory write-offs related to restructuring programs	0.0		(0.4)
Total	19.9%		17.1%

NM - Not Meaningful

(1) Corporate and unallocated amounts include inventory write-offs related to restructuring programs, goodwill impairment, research and development expense, corporate expense, stock-based compensation expense, and restructuring and other charges that are not allocated to the regional markets we serve. We believe this avoids distorting the operating income for the regional segments.

Table Four

IMATION CORP.
OPERATIONS, CASH FLOW AND ADDITIONAL INFORMATION
(Dollars in millions)
(Unaudited)

	Three Months Ended
(Dollars in millions)	March 31
	2012	2011
Operations
Gross Profit	$56.1	$54.0
Gross Margin %	19.9%	17.1%
Operating (Loss) Income	$(8.9)	$(3.4)
Operating (Loss) Income %	-3.2%	-1.1%

Cash Flow
Net cash (used in) provided by operating activities	$(5.3)	$(19.1)
Net cash (used in) provided by investing activities	$(1.3)	$(3.6)
Net cash (used in) provided by financing activities	$-	$(1.7)
Cash and cash equivalents - end of period	$216.2	$285.5

Capital Spending	$2.0	$2.6
Depreciation	$2.1	$2.9
Amortization	$7.2	$6.0

NM - Not Meaningful

Asset Utilization Information *
	March 31	December 31
	2012	2011

Days Sales Outstanding (DSO)	58	58
Days of Inventory Supply	79	85
Debt to Total Capital	0.0%	0.0%

Other Information

Approximate employee count as of March 31, 2012:		1,140
Approximate employee count as of December 31, 2011:		1,130
Book value per share as of March 31, 2012:		$19.11
Shares used to calculate book value per share (millions):		37.5
Imation did not repurchase shares of its stock during the quarter.
Authorization for repurchase of approximately 1.2 million shares remains outstanding based on latest Board authorization.

* These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.

Debt to Total Capital is calculated by dividing total debt (long term plus short term) by total shareholders' equity and total debt.

Table Five

IMATION CORP.
Non-GAAP Financial Measures
(In millions, except for per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2012			March 31, 2011
	GAAP	Adj *	Non-GAAP	GAAP	Adj *	Non-GAAP
Net revenue	$281.7	$-	$281.7	$316.5	$-	$316.5
Cost of goods sold	225.6	-	225.6	262.5	(1.2)	261.3
Adjusted gross profit	$56.1	$-	$56.1	$54.0	$1.2	$55.2

Adjusted gross margin	19.9%		19.9%	17.1%		17.4%

Operating (loss) income	$(8.9)	$1.3	$(7.6)	$(3.4)	$3.7	$0.3

Adjusted income tax provision (benefit)	$1.0	$-	$1.0	$1.7	$0.3	$2.0

Adjusted (loss) income	$(12.2)	$1.3	$(10.9)	$(7.2)	$3.4	$(3.8)

Adjusted (loss) earnings per common share
Diluted	$(0.33)		$(0.29)	$(0.19)		$(0.10)

Adjusted weighted average shares outstanding
Diluted	37.5		37.5	38.0		38.0

*	See Table Six

Table Six

IMATION CORP.
Non-GAAP Financial Measures
(In millions, except for per share amounts)
(Unaudited)

Operating (loss) income / Adjusted operating income

	Three Months Ended
	March 31
	2012	2011
Operating loss:	$(8.9)	$(3.4)
Restructuring and other
Restructuring	1.3	0.9
Gain on sale of fixed assets held for sale	(0.7)	-
Acquisitions and integration	0.4	-
Other	0.3	-
Goodwill impairment	-	1.6
Inventory write-downs related to restructuring programs included in cost of goods sold	-	1.2
Total adjustments	1.3	3.7
Adjusted operating(loss) income - Non-GAAP	$(7.6)	$0.3

Effect on diluted EPS:
(Loss) income from operations	$(0.33)	$(0.19)
Restructuring and other
Restructuring	0.04	0.02
Gain on sale of fixed assets held for sale	(0.02)	-
Acquisitions and integration	0.01	-
Other	0.01	-
Goodwill impairment	-	0.04
Inventory write-downs	-	0.03
Adjusted diluted EPS - Non-GAAP	$(0.29)	$(0.10)

EBITDA:
Operating loss	$(8.9)	$(3.4)
Depreciation	2.1	2.9
Amortization	7.2	6.0
EBITDA	$0.4	$5.5
Restructuring and other	1.3	0.9
Goodwill impairment	-	1.6
Inventory write-downs related to restructuring programs included in cost of goods sold	-	1.2
Total adjustments	1.3	3.7
Adjusted EBITDA	$1.7	$9.2

EBITDA is defined as operating income less depreciation and amortization. Adjusted EBITDA is defined as EBITDA before goodwill, restructuring and other, and inventory write-downs related to restructuring  programs included in cost of goods sold.

The Non-GAAP financial measurements (adjusted gross margin, adjusted operating income (loss), adjusted diluted EPS), EBITDA and adjusted EBITDA) are provided to assist in understanding the impact of certain items on Imation's actual results of operations when compared with prior periods. Management believes this will assist investors in making an evaluation of Imation's performance against prior periods on a comparable basis by adjusting for these items. Management understands that there are material limitations on the use of Non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures for the purpose of analyzing financial performance. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. This information should not be construed as an alternative to the reported results, which have been determined in accordance with accounting principles generally accepted in the United States of America.

CONTACT:
Imation Corp.
Scott Robinson, 651-704-4311
Email: srobinson@imation.com